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                  EXHIBIT 23.1--CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Nos. 33-44872 and 33-33491) on Form S-8 of our report dated November 22, 2000, with respect to the consolidated financial statements and schedule of Check Technology Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 2000.



                                                          /s/ Ernst & Young LLP
                                                          ----------------------
                                                          Ernst & Young LLP



Minneapolis, Minnesota
December 20, 2000